Exhibit 99.1

Priority Announces Pricing of Secondary Offering of Common Stock

Alpharetta, GA, January 15, 2025 – Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), the payments and banking solution that streamlines collecting, storing, lending and sending money to unlock revenue opportunities, announced today the pricing of a previously announced underwritten secondary offering of 9,070,643 shares of its common stock to be sold by certain selling stockholders at $7.75 per share. Certain selling stockholders have granted the underwriters a 30-day option to purchase up to 1,360,596 additional shares of Priority’s common stock at the public offering price, less underwriting discounts and commissions. The sale of the shares of common stock is expected to close on January 17, 2025, subject to customary closing conditions.

The selling stockholders will receive all of the net proceeds from the proposed offering. The Company will not sell any shares of its common stock in the proposed offering and will not receive any proceeds from the sale of shares of the Company’s common stock in the offering.

Keefe, Bruyette & Woods, A Stifel Company and TD Cowen are acting as joint lead book-running managers for the offering. B. Riley Securities is acting as a book-running manager for the offering and A.G.P./Alliance Global Partners and Lake Street are acting as co-managers.

The offering is being made pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 (File No. 333-283519) previously filed with the Securities and Exchange Commission (“SEC”). Before investing, interested parties should read the prospectus supplement, accompanying prospectus and other documents filed by the Company with the SEC for information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus may be obtained from any of the following underwriters at: Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019, Attention: Equity Capital Markets, by telephone at (800) 966-1559, or by email at USCapitalMarkets@kbw.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580, or by email at Prospectuses@brileyfin.com; A.G.P./Alliance Global Partners, LLC, 590 Madison Avenue, 28th Floor New York, NY 10022, Attention: Investment Banking, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com; or Lake Street Capital Markets, LLC, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by telephone at (612) 326-1305, or by email at prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, or any solicitation of an offer to buy, Priority’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Priority

Priority is the payments and banking fintech that enables businesses to collect, store, lend, and send funds through a unified commerce engine. Priority’s platform combines payables, merchant services, and banking and treasury solutions so leaders can streamline financial operations efficiently — and Priority’s innovative industry experts help businesses navigate and build momentum on the path to growth. With the Priority Commerce Engine, leaders can accelerate cash flow, optimize working capital, reduce unnecessary costs, and unlock new revenue opportunities.

Contacts

Investor Relations Contact:

Chris Kettmann

Chris.Kettmann@dgagroup.com

(773) 497-7575

Media Contact:

Alison Jones

alison.jones@prth.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the completion of the offering and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Priority’s management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about Priority or the date of such information in the case of information from persons other than Priority, and Priority disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

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